UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported)	November 22, 2005

SHOPSMITH, INC.

(Exact Name of Registrant as specified in its charter)

Ohio	0-9318	31-0811466

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6530 Poe Avenue, Dayton, Ohio	45414

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(937) 898-6070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 22, 2005 Shopsmith, Inc. (the “Company”) entered into an agreement with Greystone Metro Financial LP (“Greystone”) regarding the factoring of certain receivables heretofore and hereinafter generated from sales to Lowe’s. Initial proceeds from this arrangement were used to repay amounts due under a revolving credit agreement with National City Bank. The revolving credit agreement with National City has been terminated.
The agreement with Greystone includes a provision to the effect that Greystone will, subject to a satisfactory appraisal of the Company’s inventory, consider lending $300,000 to the Company on the basis of that inventory.
Obligations, now or hereafter, owing by the Company to Greystone are secured by a lien on substantially all assets of the Company.
FORWARD-LOOKING STATEMENTS.
This Report contains certain forward-looking statements within the meaning of Section 21E of the Securities Act of 1934, as amended, including, without limitation, statements containing the words “may,” “intends to,” “could,” and words of similar import. Because forward-looking statements are based on a number of beliefs, estimates and assumptions that could ultimately prove inaccurate, there is no assurance that forward-looking statements will prove to be accurate.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shopsmith, Inc.

(Registrant)

Date November 28, 2005

/s/ Mark A. May

(Signature)

Mark A. May
Vice President of Finance
(Principal Financial and Accounting Officer)